UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-1 Registration Statement No. 333-194860

UNDER

THE SECURITIES ACT OF 1933

PERNIX GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1520	36-4025775
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

151 E. 22nd Street Lombard, Illinois 60148 (630) 620-4787	Patrick Gainer Chief Financial Officer 151 E. 22nd Street Lombard, Illinois 60148 (630) 620-4787
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:

David J. Kaufman, Esq.

Thompson Coburn LLP

55 East Monroe Street

37th Floor

Chicago, IL 60603

(312) 580-2342

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☐		Accelerated filer	☐

Non-Accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

INCORPORATION BY REFERENCE	3
SIGNATURES	4

INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 3 (this “Post-Effective Amendment”) to the Registration Statement on Form S-1 (File No. 333-194860) is being filed pursuant to the undertaking of the Registration Statement to update and supplement information contained in the Registration Statement, as originally filed and declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2014, to incorporate by reference the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the SEC on November 14, 2014.

The information included updates and supplements this Registration Statement and the Prospectus contained herein.  No additional securities are being registered under this Post-Effective Amendment No. 3.  All applicable registration fees have been previously paid.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the, in the city of Lombard, State of Illinois, on the 18th day of November, 2014.

PERNIX GROUP, INC.

By:	/s/ Nidal Zayed
Nidal Zayed
President and Chief Executive Officer

By:	/s/ Patrick J. Gainer
Patrick J. Gainer
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on the 18th day of November, 2014.

/s/ Don Gunther*		Chairman of the Board of Directors
Don Gunther

/s/ Max Engler*		Director
Max Engler

/s/ C. Robert Campbell*		Director
C. Robert Campbell

/s/ Trudy Clark*		Director
Trudy Clark

/s/ Carl Smith*		Director
Carl Smith

/s/ Patrick J. Gainer		Chief Financial Officer
Patrick J. Gainer

/s/ Nidal Z. Zayed		Director, President and Chief Executive Officer
Nidal Z. Zayed

* By	/s/ Nidal Z. Zayed as attorney-in-fact.